Exhibit 23.2



[Letterhead of Deloitte & Touche]



January 5, 1998


The Board of Directors
ESG Re Limited
c/o Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, NY 10019-6064
USA



            We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 28, 1997 of our audits of the financial statements and schedule of ESG Re Limited appearing in Registration Statement No. 333-40341 on Form F-1 of ESG Re Limited.


Very Truly Yours,

/s/ Deloitte & Touche